EXHIBIT 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to

§ 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing with the Securities and Exchange Commission of the Quarterly Report of The Midland Company (the “Company”) on Form 10-Q for the period ending June 30, 2004 (the “Report”), I, John I. Von Lehman, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John I. Von Lehman
John I. Von Lehman
Executive Vice President, Chief Financial Officer and Secretary

August 5, 2004

A signed original of this written
statement required by Section 906
has been provided to The Midland
Company and will be retained by The
Midland Company and furnished to the
Securities and Exchange Commission
or its staff upon request.

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